OPTION AGREEMENT

THIS AGREEMENT is dated for reference the

10th day of April, 2003

BETWEEN:

NOVAWEST RESOURCES INC., a company duly incorporated under the laws of the Province of British Columbia and having its registered and record offices at Suite 1200, 999 West Hastings Street, Vancouver, British Columbia, Canada

("Novawest")

OF THE FIRST PART
AND:

CASCADIA INTERNATIONAL RESOURCES INC., a company duly incorporated under the laws of the Province of British Columbia and having its  registered and record offices at Suite 2100, 1066 West Hastings Street, Vancouver, British Columbia, Canada

("Optionee")

OF THE SECOND PART
WHEREAS

A.

Novawest is the recorded owner of a 100% interest in and to the Raglan Claims (as hereinafter defined);

B.

Novawest wishes to grant and Optionee wishes to acquire the right to earn an undivided 50% interest in and to the Raglan Claims on the terms and subject to the conditions set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants, conditions, representations and warranties contained herein, the parties agree as follows:

1.

INTERPRETATION

1.1

For the purposes of this Agreement, including the recitals and any schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the, following meanings:

a)

"Affiliate" shall have the meaning attributed to it by the Company Act (British Columbia);

b)

"Agreement" means this Agreement, as amended from time to time;

c)

"Approval Date" means the date that is five (5) business days after receipt by. Optionee of written confirmation from the Exchange that this Agreement has been accepted for filing.

d)

"Area of Influence" means any properties located within the Raglan/Cape Smith Belt which comprises the following NTS areas:

25E5 and 25E12

35C11 through 35C14 inclusive

35D9, 35D10, 35D 15 and 35D16

35F1 through 35F11 inclusive

35G3 through 35G12 inclusive

35H5 through 35H14 inclusive

e)

"Commercial Production" means the operation of the Raglan Claims or any portion thereof as a producing mine and the production of mineral products therefrom, excluding bulk sampling, pilot plant or test operations, however if such bulk sampling, pilot plant or test operations result in Optionee receiving monetary payment from the sale of metals, ores, or other mineral products from the Raglan Claims, such payment shall be treated by the parties as a Net Smelter Return;

f)

"Exchange" means the TSX Venture Exchange, or other applicable stock exchange;

g)

"Expenditures" mean all cash, expenses, obligations and liabilities, other than for personal injury or property damage, of whatever kind or nature spent or incurred directly or indirectly in connection with:

i)

the exploration, development or equipping of the Raglan Claims or any portion thereof for Commercial Production including, without limiting the generality of the foregoing, monies expended in constructing, leasing or acquiring all facilities, buildings, machinery and equipment in connection with Mining Work;

ii)

the paying of any taxes, fees, charges, payments or rentals (including payments in lieu of assessment work) or otherwise to keep the Raglan Claims or any portion thereof in good standing (including any payment to or in respect of acquiring any agreement or confirmation from any holder of surface rights respecting the Raglan Claims or any portion thereof);

iii)

in carrying out any survey of the Raglan Claims or any portion thereof, in doing geophysical, geochemical and geological surveys, in drilling, assaying, metallurgical testing, bulk sampling and pilot plant operations;

iv)

the paying of the fees, wages, salaries, travelling expenses, fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Raglan Claims or any portion thereof; and paying for the food, lodging and other reasonable needs of such persons; and

v)

the preparing of any reports and in supervising and managing any work done with respect to and for the benefit of the Raglan Claims or any portion thereof or in any other respects necessary for the due carrying out of Mining Work;

h)

"Geological Report" means a report on the Raglan Claims or any part thereof, prepared by a qualified and independent engineer or geologist in accordance with the requirements of the Exchange, including recommendations for exploration or development work or a study to determine the feasibility of Commercial Production be undertaken;

i)

"Major Company" means a company which has the financial capacity to place a mining property into commercial production and for the purposes of this clause includes a company which currently operates a mine in commercial production or one which has placed a mining property in commercial production within the last 12 years.

j)

“Mining Work" means every kind of work done on or in respect of the Raglan Claims or any part thereof, or the products therefrom by or under the direction of or on behalf of or for the benefit of a party and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring resources, mineral products, ores, metals and concentrates, surveying and bringing any mineral claims or other interests to lease or patent, reporting and all other work usually considered to be prospecting, exploration, development and mining work;

k)

"Option" means the option granted by Novawest to Optionee under Subsection 3.1 of this Agreement; and

I)

"Raglan Claims" means all Claim Cells and Permits held by Novawest situated in the NTS areas 35G06, 35G07, 35G08, 35G09 and 35G10 in the Ungava region of northern Quebec, and comprising approximately 1,342 Claim Cells and two exploration Permits

1.2

In this Agreement, all dollar amounts are expressed in lawful currency of Canada unless specifically provided to the contrary.

1.3

The titles to the respective articles hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

1.4

Words used herein importing the singular number shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms, partnerships and corporations.

2.

REPRESENTATIONS AND WARRANTIES

2.1

Optionee represents and warrants to Novawest that:

a)

it is a company duly incorporated, validly subsisting and in good standing with respect to filing of annual reports under the laws of the Province of British Columbia and is or will be qualified to do business and to hold an interest in the Raglan Claims pursuant to the laws of the Province of Quebec;

b)

it has full power and authority to carry on its business and to enter into this

Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder; and

c)

it has duly obtained all authorizations for the execution, delivery, and performance of this Agreement, and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating or initiating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.2

Novawest represents and warrants to Optionee that:

a)

it is the sole legal and beneficial owner of an undivided 100% interest in and to the Raglan Claims subject to those Net Smelter Returns the particulars of which are set out in Schedule A hereto;

b)

the Raglan Claims are in good standing under the laws of the Province of Quebec;

c)

to the best of its knowledge and belief, the Raglan Claims are free and clear of all liens, charges and encumbrances and are not subject to any right, claim or interest of any other person save and except those net smelter returns the particulars of which are set out on Schedule A hereto;

d)

it has complied with all laws in effect in the Province of Quebec with respect to the Raglan Claims and the Raglan Claims have been duly and properly staked and recorded in accordance with such laws;

e)

there is no adverse claim or challenge against or to the ownership of or title to the Raglan Claims, or any portion thereof nor is there any basis therefor and there are no outstanding agreements or options to acquire or purchase the Raglan Claims or any portion thereof or interest therein and no person has any royalty or interest whatsoever in production or profits from the Raglan Claims or any portion thereof save and except those net smelter returns the particulars of which are set out on Schedule A hereto;

f)

there is no action, suit, litigation, arbitration, investigation, inquiry or other proceeding in progress, or, to the best of Novawest’s knowledge, pending or threatened against or relating to Novawest or the Raglan Claims and there is no circumstances, matter or thing known to Novawest which might give rise to any such proceeding or to any governmental investigation relative to Novawest and there is not outstanding against Novawest any judgment, decree, injunction, rule or order of any court, government department, commission, agency or arbitrator.

g)

the execution and delivery of, and the performance of and compliance with the terms of, this agreement and the performance of any of the transactions contemplated hereby by Novawest, do not and will not result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under any applicable laws or any term or provision of the articles, by laws or resolutions of the directors or shareholders of Novawest, or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which Novawest is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Novawest,

h)

to the best of its knowledge and belief, there has been no material spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on in or under the Raglan Claims or into the environment, except releases permitted or otherwise authorized by such law;

i)

to the best of its knowledge and belief, no toxic or hazardous substance or waste has been disposed of or is located on the Raglan Claims as a result of activities of Novawest or its predecessors in interest;

j)

to the best of its knowledge and belief, no toxic or hazardous substance or waste has been treated on or is now stored on the Raglan Claims;

k)

it shall be liable and shall indemnify and save Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any covenant, representation or warranty contained in this Agreement.

2.3

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transaction contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement.

3.

OPTION

3.1

Novawest hereby grants to Optionee, the sole and exclusive right and option to acquire an undivided 50% interest in and to the Raglan Claims free and clear of all liens, charges, encumbrances, claims, rights or interest of any person, save and except those net smelter returns the particulars of which are set out on Schedule A hereto, such option to be exercisable by the Optionee upon the Optionee:

a)

making exploration payments of $12,000,000 over a three year term in the following manner and times:

i)

$3,200,000 to be paid to or arranged for Novawest not later than June 1, 2003 made up as follows:

(A)

$1,125,000 on or before May 1, 2003, by way of a brokered or non-brokered placement into Novawest to be arranged for by the Optionee, brokerage fees and commissions not to exceed 7% brokerage expenses including legal not to exceed $25,000 and Agents Warrants not to exceed 10% of the offering. Terms of the private placement shall be 3,000,000 units at $0.375 per unit, a unit to be comprised of 1 common share and 1 full warrant to purchase an additional share at $0.50, warrants to be exercisable on or before April 30, 2004. By arranging for this private placement Optionee will be credited with a $1,000,000 payment on account of the $3,200,000 exploration payment to be made on or before June 1, 2003.

(B)

The balance of the exploration payment for Year 1 being $2,200,000 is to be paid to Novawest by the Optionee no later than June 1, 2003. In the event the Optionee raises the funds for this payment by way of an equity offering of its shares on a flow through basis then Novawest will assign the exploration expense to the Optionee on account of the monies advanced on this basis.

ii)

$4,300,000 for Year 2 payable as follows:

(A)

$1,000,000 of the Year 2 exploration payment shall be paid to Novawest by the Optionee no later than February 28, 2004. In the event the Optionee raises the funds for this payment by way of an equity offering of its shares on a flow through basis then Novawest will assign the exploration expense to the Optionee on account of the monies advanced on this basis.

(B)

$1,500,000 of the Year 2 exploration payment shall be paid to Novawest by the Optionee no later than April 15, 2004. Provided that in the event the warrants from the brokered private placement are exercised in full on or before April 15, 2004, Optionee will be credited with $1,500,000 in exploration payments as part of its $4,300,000 payment for Year 2. It is understood and agreed that in the event Optionee makes this payment from its treasury it will not have raised the funds for same through an equity offering of its shares on a flow through basis and Novawest will not assign exploration expense of this amount to the Optionee.

(C)

The balance of the exploration payment for Year 2 being $1,800,000 is to be paid to Novawest by the Optionee no later than April 15, 2004. In the event the Optionee raises the funds for this payment by way of an equity offering of its shares on a flow through basis then Novawest will assign the exploration expense to the Optionee on account of the monies advanced on this basis.

iii)

$4,500,000 in Year 3 payable as follows:

(A)

$1,000,000 of the exploration payment is to be paid to Novawest by the Optionee on or before February 28, 2005. In the event the Optionee raises the funds for this payment by way of an equity offering of its shares on a flow through basis then Novawest will assign the exploration expense to the Optionee on account of the monies advanced on this basis.

(B)

the balance of the exploration payment for Year 3, being $3,500,000, is to be paid to Novawest by the Optionee no later than April 15, 2005. In the event the Optionee raises the funds for this payment by way of an equity offering of its shares on a flow through basis then Novawest will assign the exploration expense to the Optionee on account of the monies advanced on this basis.

b)

Optionee issuing 1,500,000 of its shares, subject to applicable hold period and issued as fully paid and non-assessable as follows:

i)

250,000 shares upon signing;

ii)

500,000 shares on or before February 15, 2004;

iii)

750,000 shares on or before February 15, 2005; and

c)

Optionee making cash payments to Novawest of $300,000 over a three year term as follows:

i)

$50,000 upon initial signing;

ii)

$100,000 on or before February 15, 2004;

iii)

$150,000 on or before February 15, 2005.

3.2

Acceleration Provisions:

a)

The Optionee may in either of the first two years undertake to provide Novawest with a larger portion of its exploration commitment than required in that particular year in order that the Optionee can accelerate its earn-in. The additional funds paid to Novawest will be added into the current year's specified exploration expenditures.

b)

The Optionee may at any time accelerate its earn-in within the earn-in period by paying to Novawest, in advance and all at once, all cash payments, stock payments and exploration dollar commitments remaining due to Novawest in order to complete the Optionee's obligations. This provision is a one-time opportunity in order for the Optionee to have earned its entire fifty percent interest in the event that the Optionee and Novawest jointly wish to joint venture or sell the Raglan Assemblage to a third party or parties. Should the Optionee decide to exercise this provision it understands that Novawest will be under no obligation to spend any of the funds advanced on exploration of the properties and will place the funds in its general operations accounts of Novawest.

4.

DUTIES AND OBLIGATIONS OF NOVAWEST

4.1

Novawest shall have the following duties and obligations:

a)

to keep the Raglan Claims free and clear of all liens and encumbrances arising from its operations hereunder (except liens contested in good faith by Novawest) and in good standing by the doing and filing, or payment in lieu thereof, of all necessary assessment work and, where possible, by filing all assessment work done on the Raglan Claims and payment of all taxes required to be paid and by the doing of all other acts and things and the making of all other payments required to be made which may be necessary in that regard;

b)

to permit Optionee and its representatives, duly authorized by Optionee, in writing, at their own risk and expense, access to the Raglan Claims at all reasonable times and to all records prepared by Novawest in connection with Mining Work;

c)

to conduct all work on or with respect to the Raglan Claims in accordance with current mining industry standards and the applicable laws of the Province of Quebec, and

d)

to maintain true and correct books, accounts and records of operations hereunder.

5.

VESTING OF INTEREST

5.1

Forthwith upon Optionee exercising the Option by performing the obligations for Year 1 and 2 of the Option set out in Subsection 3.1 hereof, an undivided 25% interest in and to the Raglan Claims shall vest, and shall be deemed for all purposes hereof to have vested, in Optionee.

5.2

Forthwith upon Optionee exercising the Option by performing the obligations for Year 3 of the Option set out in Subsection 3.1 hereof, a further 25% interest in and to the Raglan Claims shall vest, and shall be deemed for all purposes hereof to have vested, in Optionee.

5.3

The parties acknowledge the right and privilege of Optionee to file, register or to otherwise deposit a copy of this Agreement in the office with the appropriate governmental agencies to give third parties notice of this Agreement, and hereby agree, each with the others, to do or cause to be done all acts or things reasonably necessary to effect such filing, registration or deposit.

6.

TERMINATION OF OPTION

6.1

In the event of default in the performance of the requirements of Subsection 3.1, then subject to the provision of Section 25 of this Agreement, the Option and this Agreement shall terminate.

6.2

Optionee shall have the right to terminate this Agreement at any time after June 30, 2003 by giving written notice of such termination to Novawest. This Agreement shall terminate on the date the Novawest is deemed to have received such notice, pursuant to Subsection 21.2. Upon such termination, this Agreement shall be of no further force and effect except that Optionee shall be required to make any payments or share issuances due and owing at the time the notice of termination is received by Novawest and upon making such payments or share issuance, the Optionee will vest as to that portion of the interest in the Raglan Claims that such payment or share issuance would entitle the Optionee if made within the required time.

7.

TAXES AND ROYALTIES

7.1

Taxes, advance royalties, NSRs, permit designation costs from PEM to Cells, staking costs, property renewal fees, and other costs required to keep the Raglan Permits and Cells in good standing will be shared equally by each party.

8.

AREA OF INFLUENCE

8.1

Any and all claims or permits acquired by either party or jointly by the parties in the Area of Influence will be deemed to be included in this agreement.

9.

RAGLAN ACQUISITIONS

9.1

Should either party or the parties jointly, wish to acquire additional property in the Area of Influence, each party will have the opportunity to participate equally in such acquisitions by sharing in the costs of acquisition and such acquisitions shall form part of this agreement and be deemed to be included in the Raglan Claims Area of Influence. Novawest specifically excludes from this clause and from the Area of Influence clause any claims that may be acquired by Novawest, outside of the optioned Raglan Claims but within the Area of Influence, as a result of Novawest bringing action to recover damages against another party resulting from Novawest's prior dealings with such party in the Area of Influence.

9.2

Should either party to the Agreement suggest a particular permit or claim to the other party for acquisition and the other party chooses not to participate in the acquisition of particular permit or claim, then the submitting party may request permission to acquire the permit or claim for its own benefit at its own expense. The other party will not unreasonably deny such a request.

10.

OPERATOR

10.1

Novawest will be the Operator so long as it holds 50% or greater interest in the Raglan Claims, subject to an industry standard operator's agreement and/or terms, with both parties participating in a Management Committee that would oversee and approve all budgets and programs. The Operator will be permitted a management fee of up to 5% of allocated expenditures or as otherwise budgeted by the Operator.

11.

MANAGEMENT COMMITTEE

11.1

A Management Committee will be struck comprised of a total of five (5) individuals, three (3) to be chosen by Novawest and two (2) to be chosen by the Optionee. One of the appointees chosen by Novawest will be an independent party who is not part of Novawest’s management or executive. The Management Committee duties will include the approval of budgets.

12.

BUDGET OVER-RUNS

12.1

Each party will be subject to its equal share of any budget overruns. The operator will invoice each party and each party must remit their portion of any over-run amount within 30 days of receipt of invoice. Any over-run amount exceeding the twenty percent will be the responsibility of the Operator. Budget surpluses will be added to the following year's expenditures.

13.

AUDITED FINANCIALS/BANKING

13.1

The Operator will set up the necessary dedicated bank accounts with the HSBC Bank and distribute payables from them. Dale Matheson Carr-Hilton, an Auditing firm will be engaged to oversee the use of funds and prepare statements for each partner's records. Cheques written on the dedicated exploration account will require two signatures, one signatory from each of the parties hereto provided that the Optionee will agree to a mechanism whereby its rights as a signatory on cheques on the exploration account will be suspended in the event for any reason it refuses to sign cheques for exploration expenditures which have been approved by the management committee, in which case Novawest's signatory will be the only one required.

14.

PROPERTY NEGOTIATIONS

14.1

Each party will designate one member to manage negotiations and be recognized as the Party's representative for the acquisition and farm-out of additional Raglan properties that fall within the terms of this agreement.

15.

MAJOR COMPANY

15.1

In the event that Novawest negotiates an arrangement with a Major Company with whom it deals at arms length to fund the development of the Raglan Claims through to putting a mine into production in exchange, inter alia, for an interest in the Raglan Claims, the Optionee will agree to such arrangement on the terms negotiated by Novawest provided that such terms provide for pro rata payments to the Optionee at the same time and at the same price for its respective interest after taking into account any acceleration pursuant to Section 3.2. The Optionee shall execute such documents and do such other acts as may be reasonably required to give effect to the foregoing.

16.

ASSIGNMENT

16.1

This Agreement is not Assignable by either party without the prior written approval of the other.

17.

FLOW THROUGH FUNDING

17.1

in the event the Optionee decides to fund the $9,500,000 in direct exploration funds by way of sale of its shares of a flow through basis then Novawest will set up a separate account and hold the funds raised by way of sale of flow through shares separately in order to facilitate the accounting for such funds and to assist the Optionee in making the necessary filings to account for same.

18.

INCENTIVES WAIVER

18.1

The Optionee waives any right it may have to participate in any proceeds available to Novawest or to be received by Novawest from the Government of Quebec incentive programs, including the Refundable Tax Credit for Resources (RTCR), Temporary Improvement to the RTCR, Credits on Duties Refundable For Losses programs and any other incentive and grant programs that are offered by the Province of Quebec for the duration this agreement. The optionee relinquishes its right to any proceeds from all such present and future incentive programs in favour of Novawest.

19.

CONFIDENTIALITY

The parties shall keep all information regarding Mining Work confidential from other persons, except for such disclosure as may be required by law, securities regulatory bodies, or stock exchanges governing one or, more of the parties.

20.

RESTRICTIONS OR ALIENATION AND FIRST RIGHT OF REFUSAL

20.1

If at any time, either party or its respective successors (the "Offering Party") wishes or seeks to sell, assign, transfer, convey or otherwise dispose of all or any portion of its interest in the Raglan Claims or the Net Smelter Return (the "Offered Interest"), the party (the "Non-Offering Party") shall be entitled to a right of first refusal in respect thereof.

20.2

The Non-Offering Party shall be entitled to acquire all but not part of the Offered Interest sought to be sold, assigned, transferred, conveyed or otherwise disposed of within 45 days (the "Acceptance Period") after receiving written notice (the "Offering Notice") of any bona fide cash offer received by the Offering Party from a third party who stands in a strictly arm's-length relationship to the Offering Party (the "Third Party Offer"). The Non-Offering Party shall be entitled to acquire such Offered Interest on the same terms as contained in the Third Party Offer.

20.3

If the Non-Offering Party does not within the Acceptance Period advise the Offering 'Party that it is willing to purchase such Offered interest at the same price and on substantially the same terms as are specified in the Offering Notice, the Offering Party may, at any time within 90 days (hereinafter in this Subsection called the "Second Acceptance Period") after the expiry of the Acceptance Period, sell, assign, transfer, convey or otherwise dispose of the same to the third party at the price and upon the terms referred to in the Offering Notice.

20.4

In the event the Offering Party does not so sell, assign, transfer, convey or otherwise dispose of such Offered Interest within the Second Acceptance Period; the provisions of this Subsection shall apply to any subsequent sale or offer for sale by the Offering Party.

21.

NOTICE

21.1

Any notice, direction, or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by facsimile or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

21.2

Any notice, direction, or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by facsimile or other similar form of communication, be deemed to have been given and received on the day it was actually received.

21.3

Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

22.

FURTHER ASSURANCES

22.1

Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

23.

TIME OF THE ESSENCE

23.1

Time shall be of the essence in the performance of this Agreement.

24.

ENUREMENT

24.1

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

25.

FORCE MAJEURE

25.1

No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to, act of God, fire, storm, flood, explosion, strike, lockout or other industrial disturbance, act of public enemy, war, riot, law, rule and regulation or order of any duly constituted governmental authority, or unavailability of materials or transportation (each an "Intervening Event").

25.2

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

25.3

A party relying on the provisions of Subsection 15.1 hereof, insofar as possible, shall promptly give written notice to the other party of the particulars of the Intervening Event, shall give written notice to all other parties as soon as the Intervening Event ceases to exist, shall take all reasonable steps to eliminate any Intervening Event and will perform its obligations under this Agreement as far as practicable, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

26.

DEFAULT

26.1

If a party is in default of any requirement herein set forth (the "Defaulting Party"), the party affected by such default (the "Non-Defaulting Party"), shall give written notice to all other parties within thirty (30) days of becoming aware of such default, specifying the default, and the Defaulting Party shall not lose any rights, remedies or cause of action pursuant to this Agreement, or otherwise hereunder as a result of such default, unless within thirty (30) days after the giving of notice of default by the Non-Defaulting Party, the Defaulting Party has failed to cure the default by the appropriate performance, and if the Defaulting Party fails within such period to cure such default, the Non-Defaulting Party shall only then be entitled to seek any remedy it may have on account of such default.

27.

SEVERABILITY

27.1

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

28.

AMENDMENT

28.1

This Agreement may not be changed orally but only by an agreement in writing, signed by the party against which enforcement, waiver, change, modification or discharge is sought.

29.

ENTIRE AGREEMENT

29.1

This Agreement constitutes and contains the entire agreement and understanding parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof.

30.

OPTION ONLY

30.1

This Agreement provides for an option only, and except as specifically provided otherwise, nothing herein contained shall be construed as obligating Optionee to do any acts or make any payments hereunder and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating Optionee to do any further act or make any further payment.

31.

CONDITIONS PRECEDENT

31.1

The obligations of Optionee under this Agreement are subject to regulatory and including, if necessary, shareholder approval which shall be immediately applied for by Optionee.

32.

GOVERNING LAW AND ARBITRATION

32.1

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

32.2

All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated with or derived therefrom, shall be referred to and finally resolved by arbitration by a single arbitrator appointed pursuant to the Commercial Arbitration Act R.S.B.C. 1996 c.55 and governed by the rules of the British Columbia International Commercial Arbitration Centre.

32.3

The appointing authority shall be the British Columbia International Commercial Arbitration Centre and the case shall be administered at Vancouver, British Columbia, by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases under the BCICAC Rules".

33.

INDEPENDENT LEGAL ADVICE

33.1

Each of the parties to this Agreement acknowledges and agrees that it has had the opportunity to retain and consult with independent legal counsel with respect to this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day, month and year first above written.

CASCADIA INTERNATIONAL RESOURCES INC. Per:

WITNESS:

NOVAWEST RESOURCES INC. Per:

---------------------------------------------

-----------------------------------------(Authorized Signatory)

SCHEDULE "A"

To that Raglan Claims Option Agreement dated April ___________, 2003, between NOVAWEST RESOURCES INC., and [OPTIONEE]

The NSRs on the Raglan Claims are in three categories as follows:

A.

3% NSR on the following Claim Cells

Claim Cells CDN 1113462 through 1113569 inclusive

Novawest can purchase one third (1%) of the NSR for $1,000,000.

B.

3% NSR on the following Claim Cells

Claim Cells CDN 1106907 through 1107032 inclusive

Claim Cells CDN 1113570 through 1113710 inclusive

Claim Cell CDN 1113855

Novawest can purchase one third (1%) of the NSR for $1,000,000.

C.

3% NSR on the following Claim Cells and Permit

Claim Cells CDN 1107113 through 1107300 inclusive

Claim Cells CDN 1107626 through 1107742 inclusive

Claim Cells CDN 1107797 through 1107798 inclusive

PEM # 1312

Novawest can purchase one third (1%) of the NSR for $1,000,000.

Novawest has a First Right of Refusal on the remaining two thirds of the NSR on each of the Cells and the Permit in Part C above.

Note:     There are 3 Annual Pre-Production Advance Royalties of $10,000 each (totaling $30,000 per annum) that result from the underlying Delta, Sub, and Lac Nuvilik Agreements that the above Permits and Cells encompass.